EXHIBIT 23.4

CONSENT OF MILLER AND McCOLLOM,

CERTIFIED PUBLIC ACCOUNTANTS

MILLER AND McCOLLOM CERTIFIED PUBLIC ACCOUNTANTS 4350 Wadsworth Blvd., Suite 300 Wheat Ridge, CO 80033	TELEPHONE (303) 424-2020 FACSIMILE (303) 568-0396

We consent to the use in this Prospectus Supplement No. 2 to Registration Statement on Form SB-2 of our report dated October 26, 2006, relating to the consolidated financial statements of PURE Bioscience, appearing in this Prospectus Supplement No. 2.

/s/ MILLER AND McCOLLOM
Miller and McCollom

November 15, 2007